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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-53665 and 33-54553) of Kinam Gold Inc. (formerly Amax Gold Inc.) of our report dated February 28, 1999 relating to the financial statements of Omolon Gold Mining Company, which appears in this Annual Report on Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP

Moscow, Russia
April 15, 1999